Exhibit 10.23

AMENDMENT NO. 2

TO

$10,000,000 U.S. CREDIT AGREEMENT

THIS AMENDMENT NO. 2 dated as of March 14, 2005 (this “Amendment”), is entered into by and among Euronet Worldwide, Inc., a Delaware corporation, as Borrower Agent and as a Borrower, PaySpot, Inc., a Delaware corporation, Euronet USA, Inc., an Arkansas corporation, Prepaid Concepts, Inc., a California corporation, Call Processing, Inc., a Texas corporation (each a “Borrower”, and collectively, the “Borrowers”), and Bank of America, N.A., a national banking association, as agent and as a lender (the “Lender”).

RECITALS

A. The Borrowers and the Lender, as agent and a lender have entered into that certain $10,000,000 U.S. Credit Agreement dated as of October 25, 2004, as amended or otherwise modified by that certain Amendment No. 1 and Limited Waiver, dated as of December 14, 2004, that certain Limited Waiver dated as of December 23, 2004 and that certain Limited Waiver dated as of February 10, 2005 (the “Credit Agreement”).

B. The Borrowers have requested that the Lender grant the amendment to the Credit Agreement as more fully described herein.

C. Subject to the representations and warranties of the Borrowers and upon the terms and conditions set forth in this Amendment, the Lender is willing to grant such amendment as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, and to induce the Lender to enter into this Amendment, the Borrowers and the Lender hereby agree as follows:

SECTION 1. DEFINED TERMS. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

SECTION 2. AMENDMENT. Section 9.1 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“9.1 Consolidated Funded Debt/EBITDA Ratio. Maintain as of the last day of each fiscal quarter set forth in the grid below, a Consolidated Funded Debt/EBITDA Ratio no greater than the ratio set forth opposite such fiscal quarter for such fiscal quarter, determined in accordance with GAAP.

Fiscal Quarter	Ratio
The fiscal quarter ending March 31, 2005	2.50 to 1.00
The fiscal quarter ending June 30, 2005	2.50 to 1.00
The fiscal quarter ending September 30, 2005	2.40 to 1.00
Each fiscal quarter thereafter	2.00 to 1.00

“Consolidated Funded Debt/EBITDA Ratio” means the ratio of (i) the aggregate outstanding principal amount of Funded Debt of the Euronet Entities as of the last day of the applicable fiscal quarter to (ii) EBITDA of the Euronet Entities for the four (4) quarters ending on such date plus the pro forma amount of historic EBITDA for the four (4) quarters ending on such date, of any Euronet Entity acquired during such fiscal quarter or during any of the three (3) prior fiscal quarters. “Funded Debt” means, without duplication, all long term and current Indebtedness as described in subsections (i), (iii) and (vi) of the definition of “Indebtedness” set forth in Exhibit 1 hereto (including Indebtedness to shareholders).”

SECTION 3. LIMITATIONS ON AMENDMENT.

3.1 The amendment set forth in Section 2 above is effective for the purposes set forth herein and will be limited precisely as written and will not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (b) otherwise prejudice any right or remedy which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (c) be a consent to any future amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document.

3.2 This Amendment is to be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and will remain in full force and effect.

SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment, the Borrowers represents and warrant to the Lender as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents (other than those which expressly speak as of a different date) are true, accurate and complete in all material respects as of the date hereof and (b) no Default or Event of Default has occurred and is continuing;

4.2 Each Borrower has the corporate power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder. Such execution and delivery have been duly authorized by proper proceedings, and this Amendment constitutes the legal, valid and binding obligations of each Borrower, enforceable against each of them in accordance with their respective terms;

4.3 The articles of incorporation, bylaws and other organizational documents of each Borrower delivered to the Lender as a condition precedent to the effectiveness of the Credit Agreement are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; and

4.4 The execution, delivery and performance of this Amendment will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower, any provision of each Borrower’s respective articles or certificate of incorporation, by-laws or other charter documents, or the provisions of any indenture, instrument or other written or oral agreement to which any Borrower is a party or is subject or by which any Borrower or any of its property is bound, or conflict therewith or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any of its property pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required by or in respect of the Borrowers to authorize or is required in connection with the execution, delivery and performance of or the enforceability of this Amendment.

SECTION 5. EXPENSES. The Borrowers, jointly and severally, agree to pay to Lender upon demand, the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which Lender may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.

SECTION 6. REAFFIRMATION. Each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.

SECTION 7. EFFECTIVENESS. This Amendment will become effective as of the date hereof upon:

7.1 the execution and delivery of this Amendment, whether the same or different copies, by each Borrower and Lender; and

7.2 the Holding Company Borrower providing to the Agent a pro forma Compliance Certificate in form and substance satisfactory to the Agent, demonstrating that the Borrowers will be, after giving effect to this Amendment, in compliance with each of the financial covenants set forth in Article 9 of the Credit Agreement.

SECTION 8. GOVERNING LAW. This Amendment will be governed by and will be construed and enforced in accordance with the laws of the State of Missouri.

SECTION 9. CLAIMS, COUNTERCLAIMS, DEFENSES, RIGHTS OF SET-OFF. Each Borrower hereby represents and warrants to the Lender that it has no knowledge of any facts what would support a claim, counterclaim, defense or right of set-off.

SECTION 10. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts will be deemed an original of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWERS:	EURONET WORLDWIDE, INC.,
a Delaware corporation

	By:	/s/ Rick Weller
	Name:	Rick Weller
	Title:	Executive Vice President and Chief Financial Officer

PAYSPOT, INC.,
a Delaware corporation

	By:	/s/ Jeff Newman
	Name:	Jeff Newman
	Title:	Vice President

EURONET USA, INC.,
an Arkansas corporation

	By:	/s/ Jeff Newman
	Name:	Jeff Newman
	Title:	Vice President

PREPAID CONCEPTS, INC.,
a California corporation

	By:	/s/ Jeff Newman
	Name:	Jeff Newman
	Title:	Vice President

CALL PROCESSING, INC.,
a Texas corporation

	By:	/s/ Charles J. Stimson
	Name:	Charles J. Stimson
	Title:	President

AGENT AND LENDER	BANK OF AMERICA, N.A.

	By:	/s/ John P. Mills
	Name:	John P. Mills
	Title:	Vice President